FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD FOURTH QUARTER RESULTS

Net sales increase 15.6%, diluted EPS up 15.0% to $1.15

MELVILLE, N.Y. - February 15, 2012  – Henry Schein, Inc. (NASDAQ: HSIC), the largest provider of healthcare products and services to office-based practitioners, today reported record financial results for the quarter ended December 31, 2011.
The Company is on a 52/53 week fiscal year ending on the last Saturday in December, and 2011 had an extra selling week compared with 2010.  This extra selling week occurred in the fourth quarter of 2011.  In order to facilitate more meaningful comparisons, the Company is providing a separate estimate of the impact of the extra week on sales growth and is providing internal sales growth in local currencies excluding that extra week.
Net sales for the fourth quarter of 2011 were $2.3 billion, an increase of 15.6% compared with the fourth quarter of 2010.  This consists of internal growth of 5.3%, acquisition growth of 4.7%, a decline related to foreign currency exchange of 0.1% and growth due to the extra week of 5.7% (see Exhibit A for details of sales growth).
Net income attributable to Henry Schein, Inc. for the fourth quarter of 2011 was $104.7 million or $1.15 per diluted share, an increase of 12.6% and 15.0%, respectively, compared with the fourth quarter of 2010.
“We are delighted to have gained market share in all of our business groups during the fourth quarter, with overall mid-single digit internal sales growth complemented by strategic acquisitions.  Also, we are proud that net sales for the year exceeded $8.5 billion for the first time,” said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein.  “Overall our view is that the markets we serve are modestly improving, and we look forward to a return to historic market growth of 5% to 6% annually over the longer term.”

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North American Dental sales of $806.6 million increased 11.9%, including internal growth of 4.5%, a decline related to foreign currency exchange of 0.1% and growth due to the extra week of 7.5%.
“Results in our North American Dental group were strong across the board, and reflect steady patient traffic to dental offices and higher demand for dental equipment,” commented Mr. Bergman.  “Dental internal growth in local currencies of 4.5% includes 4.8% growth in Dental consumable merchandise sales and 3.8% growth in Dental equipment sales and services revenues, excluding the impact of the extra week.”
North American Medical sales of $373.3 million increased 13.9%, including internal growth of 7.1%, acquisition growth of 0.7% and growth due to the extra week of 6.1%.  There was no meaningful impact on sales growth from seasonal influenza vaccine products.
“During the fourth quarter we distributed approximately 1.7 million doses of seasonal influenza vaccines, as planned, bringing our total for the year to 11.6 million doses with sales of $88.3 million,” remarked Mr. Bergman.  “We are most pleased with the performance of our North American Medical group during the quarter, with internal growth well in excess of our estimate for market growth.”
North American Animal Health sales of $255.9 million increased 14.9%, including internal growth of 7.2% and growth due to the extra week of 7.7%.
“We also continue to be very pleased with the results from our North American Animal Health business, and believe our performance remains well in excess of market growth,” commented Mr. Bergman.  “We recently acquired all of Oak Hill Capital Partners’ interest in Butler Schein Animal Health, and now own 71.7% of that business.  Butler Schein Animal Health is one of the anchors in our leading global animal health business, which has annual sales of approximately $2 billion.”
International sales of $833.8 million increased 20.0%, including internal growth of 4.8%, acquisition growth of 12.2% and growth due to the extra week of 3.0%.  There was no net impact from foreign currency exchange during the quarter.
“Results for our International group feature solid sales growth to our dental, medical and veterinary customers, complemented by the acquisition of Provet Holdings in Australia and New Zealand,” added Mr. Bergman.  “Early in January we acquired Veterinary Instrumentation, the leading supplier of surgical instruments and implants to veterinary surgeons in the United Kingdom with sales of approximately $11 million.  We look forward to bringing the Veterinary Instrumentation portfolio of high-quality specialty surgical products to a growing number of professionals across Europe, the U.S. and Australasia.”
Technology and Value-Added Services sales of $70.7 million increased 23.1% during the quarter, including internal growth of 2.4%, acquisition growth of 14.2% and growth due to the extra week of 6.5%.

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“We remain very pleased with the performance of our Technology and Value-Added Services group, with strong sales growth including strategic acquisitions,” explained Mr. Bergman.  “Fourth quarter results include particular strength in our electronic services and financial services businesses.”

Stock Repurchase Plan
The Company announced that it repurchased 1.1 million shares of its common stock during the fourth quarter at an average price of $61.98 per share, or approximately $68 million.  The impact of the repurchase of shares on fourth quarter diluted EPS was less than $0.01.  At the close of the fourth quarter, Henry Schein had $100.0 million authorized for future repurchases of its common stock.

Full-Year Results
For the year, net sales of $8.5 billion increased 13.3% compared with 2010.  This consists of internal growth of 4.5%, acquisition growth of 4.9%, growth related to foreign currency exchange of 2.4% and growth due to the extra week of 1.5%.
Net income attributable to Henry Schein, Inc. for 2011 was $367.7 million or $3.97 per diluted share, an increase of 10.1% and 10.9%, respectively, compared with adjusted net income for 2010, which excludes restructuring costs of $12.3 million or $0.09 per diluted share.  Growth in diluted EPS was 13.8% on an as-reported basis (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).

2012 EPS Guidance
Henry Schein today affirmed 2012 financial guidance, as follows:

•	For 2012 the Company expects diluted EPS attributable to Henry Schein, Inc. to be $4.25 to $4.34, which represents growth of 7% to 9% compared with 2011 results.
•	The Company notes that the 2012 fiscal year includes one less week than 2011.
•	Guidance for 2012 diluted EPS attributable to Henry Schein, Inc. excludes restructuring costs.
•
Guidance for 2012 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

Strategic Plan
“Executive management of Henry Schein is completing our 2012-2014 strategic plan, which calls

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for annualized sales to exceed $10 billion by 2015 with improved profitability.  At the core of our initiatives to support this plan is the establishment of Global Dental, Global Medical and Global Animal Health business groups, in addition to our Global Technology and Value-Added Services group, while strengthening other company-wide functions,” said Mr. Bergman.  “These global business groups will provide distinct organizational focus for reaching and serving each of our practitioner segments with the benefits of a global perspective, as well as global product and service offerings and best practices.”
He continued, “Among our strategic priorities is optimizing our cost structure and our processes.  To that end we will be implementing a restructuring with the goal of improving profitability.”  The Company noted that it expects to record restructuring charges of approximately $11 million to $13 million, or approximately $0.08 to $0.10 per diluted share, during the first half of 2012 as a result of this action.
Beginning with the reporting of financial results for the first quarter of 2012, net sales and sales comparisons will be provided for each of the global Dental, Medical, Animal Health and Technology and Value-Added Services business groups.

Fourth Quarter Conference Call Webcast
The Company will hold a conference call to discuss fourth quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call over the Internet through Henry Schein’s Web site at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein, Inc.
Henry Schein, Inc. (NASDAQ: HSIC), the largest provider of health care products and services to office-based practitioners, is a Fortune 500® company and a member of the NASDAQ 100® Index.  The Company is recognized for its excellent customer service and highly competitive prices.  Henry Schein’s five businesses – Dental, Medical, Animal Health, International and Technology – serve nearly 775,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health practices, as well as government and other institutions.  The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items.  Henry Schein also provides exclusive, innovative technology offerings for dental, medical and veterinary professionals, including value-added practice management software and electronic health record solutions.

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Headquartered in Melville, N.Y., Henry Schein employs nearly 15,000 people and has operations or affiliates in 24 countries.  The Company’s net sales reached a record $8.5 billion in 2011.  For more information, visit the Henry Schein Web site at www.henryschein.com.

In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate” or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; possible increases in the cost of shipping our products or other service issues with our third-party shippers; general global macro-economic conditions; disruptions in financial markets; possible volatility of the market price of our common stock; changes in the healthcare industry; implementation of healthcare laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our international operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from rapid technological change; risks from disruption to our information systems; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:	Investors: Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Media: Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,	December 25,	December 31,	December 25,
	2011	2010	2011	2010
	(unaudited)	(unaudited)

Net sales	$2,340,148	$2,023,568	$8,530,242	$7,526,790
Cost of sales	1,687,559	1,448,825	6,112,187	5,355,914
Gross profit	652,589	574,743	2,418,055	2,170,876
Operating expenses:
Selling, general and administrative	489,216	432,745	1,835,906	1,637,460
Restructuring costs	-	-	-	12,285
Operating income	163,373	141,998	582,149	521,131
Other income (expense):
Interest income	3,638	3,780	15,593	14,098
Interest expense	(7,577)	(7,545)	(30,377)	(33,641)
Other, net	629	59	1,942	447
Income before taxes, equity in earnings of affiliates
and noncontrolling interests	160,063	138,292	569,307	502,035
Income taxes	(49,458)	(44,184)	(180,212)	(160,069)
Equity in earnings of affiliates	5,216	3,118	15,561	10,165
Net income	115,821	97,226	404,656	352,131
Less: Net income attributable to noncontrolling interests	(11,091)	(4,231)	(36,995)	(26,342)
Net income attributable to Henry Schein, Inc.	$104,730	$92,995	$367,661	$325,789

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.18	$1.03	$4.08	$3.62
Diluted	$1.15	$1.00	$3.97	$3.49

Weighted-average common shares outstanding:
Basic	88,758	90,501	90,120	90,097
Diluted	91,242	92,884	92,620	93,268

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,	December 25,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$147,284	$150,348
Accounts receivable, net of reserves of $65,853 and $56,267	888,248	885,784
Inventories, net	947,849	870,206
Deferred income taxes	54,970	48,951
Prepaid expenses and other	234,157	214,013
Total current assets	2,272,508	2,169,302
Property and equipment, net	262,088	252,573
Goodwill	1,497,108	1,424,794
Other intangibles, net	409,612	405,468
Investments and other	298,828	295,334
Total assets	$4,740,144	$4,547,471

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$621,468	$590,029
Bank credit lines	55,014	41,508
Current maturities of long-term debt	22,819	4,487
Accrued expenses:
Payroll and related	191,173	172,746
Taxes	121,234	91,581
Other	259,932	267,736
Total current liabilities	1,271,640	1,168,087
Long-term debt	363,524	395,309
Deferred income taxes	188,739	190,225
Other liabilities	80,568	76,753
Total liabilities	1,904,471	1,830,374

Redeemable noncontrolling interests	402,050	304,140
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
89,928,082 outstanding on December 31, 2011 and
91,939,477 outstanding on December 25, 2010 and	899	919
Additional paid-in capital	401,262	601,014
Retained earnings	2,007,477	1,779,178
Accumulated other comprehensive income	22,584	30,514
Total Henry Schein, Inc. stockholders' equity	2,432,222	2,411,625
Noncontrolling interests	1,401	1,332
Total stockholders' equity	2,433,623	2,412,957
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$4,740,144	$4,547,471

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Years Ended
	December 31,	December 25,	December 31,	December 25,
	2011	2010	2011	2010
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income	$115,821	$97,226	$404,656	$352,131
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	29,856	25,704	115,896	101,214
Amortization of bond discount	-	-	-	4,007
Stock-based compensation expense	10,887	10,165	36,932	29,910
Provision for losses on trade and other accounts receivable	2,520	2,635	6,156	5,564
Benefit from deferred income taxes	(6,491)	(3,983)	(19,319)	(6,051)
Stock issued to 401(k) plan	-	-	5,798	5,721
Equity in earnings of affiliates	(5,216)	(3,118)	(15,561)	(10,165)
Distributions from equity affiliates	4,725	4,522	14,883	6,606
Other	3,324	(1,573)	6,352	3,702
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	86,989	28,590	36,204	(76,129)
Inventories	(29,498)	(27,106)	(44,155)	(21,307)
Other current assets	8,044	10,886	(10,493)	(26,640)
Accounts payable and accrued expenses	56,865	72,623	17,276	26,917
Net cash provided by operating activities	277,826	216,571	554,625	395,480

Cash flows from investing activities:
Purchases of fixed assets	(12,629)	(12,074)	(45,176)	(39,000)
Payments for equity investments and business
acquisitions, net of cash acquired	(5,767)	(46,270)	(149,403)	(352,598)
Purchases of available-for-sale securities	-	-	-	(26,984)
Proceeds from sales of available-for-sale securities	150	50	2,600	6,000
Proceeds from maturities of available-for-sale securities	-	-	-	26,984
Other	(2,263)	(670)	(4,090)	(2,435)
Net cash used in investing activities	(20,509)	(58,964)	(196,069)	(388,033)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	14,917	(159,695)	13,316	40,500
Proceeds from issuance of long-term debt	-	10,000	3,101	110,000
Principal payments for long-term debt	(9,066)	(21,352)	(33,722)	(313,028)
Proceeds from issuance of stock upon exercise of stock options	4,269	13,087	34,519	38,437
Payments for repurchases of common stock	(67,527)	(52,916)	(200,002)	(57,735)
Excess tax benefits related to stock-based compensation	1,340	3,706	8,765	11,292
Distributions to noncontrolling shareholders	(2,177)	(2,792)	(10,055)	(12,531)
Sales (acquisition) of noncontrolling interests in subsidiaries	(155,000)	3,034	(170,199)	(146,811)
Other	-	(88)	(90)	(357)
Net cash provided by financing activities	(213,244)	(207,016)	(354,367)	(330,233)

Net change in cash and cash equivalents	44,073	(49,409)	4,189	(322,786)
Effect of exchange rate changes on cash and cash equivalents	(3,661)	(3,973)	(7,253)	1,980
Cash and cash equivalents, beginning of period	106,872	203,730	150,348	471,154
Cash and cash equivalents, end of period	$147,284	$150,348	$147,284	$150,348

Note: Certain prior period amounts have been reclassified to conform to the current presentation.

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Exhibit A

Henry Schein, Inc.
2011 Fourth Quarter
Sales Growth Rate Summary
(unaudited)

Q4 2011 over Q4 2010

	Consolidated	N.A. Dental	N.A. Medical	N.A. Animal Health	International	Technology/ VAS

Internal Sales Growth	5.3%	4.5%	7.1%	7.2%	4.8%	2.4%

Extra week impact	5.7%	7.5%	6.1%	7.7%	3.0%	6.5%

Acquisitions	4.7%	0.0%	0.7%	0.0%	12.2%	14.2%

Local Currency Sales Growth	15.7%	12.0%	13.9%	14.9%	20.0%	23.1%

Foreign Currency Exchange	-0.1%	-0.1%	0.0%	0.0%	0.0%	0.0%

Total Sales Growth	15.6%	11.9%	13.9%	14.9%	20.0%	23.1%

Total Sales Growth excluding
influenza vaccine sales	15.7%	11.9%	14.0%	14.9%	20.0%	23.1%

Internal Sales Growth in
Local Currency excluding
influenza vaccine sales	5.2%	4.5%	6.9%	7.2%	4.8%	2.4%

Q4 YTD 2011 over Q4 YTD 2010

	Consolidated	N.A. Dental	N.A. Medical	N.A. Animal Health	International	Technology/ VAS

Internal Sales Growth	4.5%	3.2%	6.4%	8.8%	3.0%	9.6%

Extra week impact	1.5%	2.0%	1.6%	1.9%	0.8%	1.9%

Acquisitions	4.9%	1.1%	1.5%	1.0%	11.4%	12.9%

Local Currency Sales Growth	10.9%	6.3%	9.5%	11.7%	15.2%	24.4%

Foreign Currency Exchange	2.4%	0.5%	0.0%	0.0%	6.9%	0.9%

Total Sales Growth	13.3%	6.8%	9.5%	11.7%	22.1%	25.3%

Total Sales Growth excluding
influenza vaccine sales	13.7%	6.8%	11.3%	11.7%	22.1%	25.3%

Internal Sales Growth in
Local Currency excluding
influenza vaccine sales	4.7%	3.2%	8.0%	8.8%	3.0%	9.6%

Note: Extra week impact estimated

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Exhibit B

Henry Schein, Inc.
2011 Fourth Quarter and YTD
Reconciliation of GAAP results of net income attributable to Henry Schein, Inc. to non-GAAP results of net income attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Fourth Quarter			YTD
			%			%
	2011	2010	Growth	2011	2010	Growth
From Net Income Attributable to Henry Schein, Inc.
Net Income Attributable to Henry Schein, Inc.	$104,730	$92,995	12.6%	$367,661	$325,789	12.9%
Diluted EPS from Net Income attributable to Henry
Schein, Inc.	$1.15	$1.00	15.0%	$3.97	$3.49	13.8%

Non-GAAP Adjustments (after-tax)
Restructuring costs	$-	$-		$-	$8,260
Net Income attributable to Henry Schein, Inc.	$0	$0		$0	$8,260
Diluted EPS from Net Income attributable to Henry Schein, Inc.	$0.00	$0.00		$0.00	$0.09

Adjusted Results From Net Income Attributable to
Henry Schein, Inc.
Net Income attributable to Henry Schein, Inc.	$104,730	$92,995	12.6%	$367,661	$334,049	10.1%
Diluted EPS from Net Income attributable to Henry
Schein, Inc.	$1.15	$1.00	15.0%	$3.97	$3.58	10.9%

This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.  Earnings per share numbers may not sum due to rounding.

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